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                                                                    Exhibit 23.9

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated July 30, 1998, on National Underground Storage, Inc.'s financial statements, included in Iron Mountain Incorporated's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 7, 1998, and to all references to our Firm included in this registration statement.

                                             /s/ Carbis Walker & Associates, LLP

Pittsburgh, Pennsylvania
November 18, 1999